SOUTHWEST GAS CORPORATION

$125,000,000
6.10% Senior Notes due 2041

AMENDMENT NO. 1

to

NOTE PURCHASE AGREEMENT

Dated March 28, 2014

44319085.4 162120-000770

TABLE OF CONTENTS

Page

SECTION 1.	AMENDMENTS	2
SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT NO. 1	3
SECTION 4.	MISCELLANEOUS	4

-i-

44319085.4 162120-000770

AMENDMENT NO. 1
to
NOTE PURCHASE AGREEMENT

This Amendment No. 1, dated March 28, 2014 (this “Amendment No. 1”), to the Note Purchase Agreement (as defined below), is by and among SOUTHWEST GAS CORPORATION, a California corporation (the “Company”), and the holders of the Notes (as defined below) (the “Noteholders”).

RECITALS:

A.           The Company and each of the Noteholders have heretofore entered into that certain Note Purchase Agreement, dated November 18, 2010 (as amended, modified, restated, and replaced from time to time, the “Note Purchase Agreement”), providing for the Company to issue $125,000,000 aggregate principal amount of its 6.10% Senior Notes due 2041 (the “Notes”). The Company has heretofore issued to the Noteholders $125,000,000 aggregate principal amount of the Notes.

B.           The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.           Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.           All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment No. 1 a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment No. 1 set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

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SECTION 1.          AMENDMENTS.

1.1           The definition of “Permitted Liens” in Schedule B of the Note Purchase Agreement shall be and is hereby amended by deleting the phrase “outstanding or issued” in paragraph (q) thereof, so that paragraph (q) of such definition, as so amended, shall read in its entirety as follows:

(q)           Any other Liens securing Indebtedness, provided that the aggregate amount of Indebtedness so secured pursuant to this paragraph (q) shall not exceed 10% of Total Capitalization as of the end of any quarter of any fiscal year, and provided further, that the Company will not and will not permit any Subsidiary to create or permit to exist pursuant to this paragraph (q) any Lien on any property securing Indebtedness under any Primary Bank Facility unless and until the Notes shall be secured equally and ratably with such Indebtedness pursuant to an agreement or agreements reasonably acceptable in writing to the Required Holders.

1.2           The definition of “Primary Bank Facility” in Schedule B of the Note Purchase Agreement shall be and is hereby amended by deleting the phrase “or any Subsidiary”, so that such definition, as so amended, shall read in its entirety as follows:

“Primary Bank Facility” means any agreement, guaranty, or other instrument entered into by the Company in connection with the provision of recourse credit in the form of a revolving loan, term loan, letter of credit, or other extensions of credit.

SECTION 2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1           To induce the Noteholders to execute and deliver this Amendment No. 1 (which representations shall survive the execution and delivery of this Amendment No. 1), the Company represents and warrants to the Noteholders that:

(a)           This Amendment No. 1 has been duly authorized by all necessary corporate action on the part of the Company, and this Amendment No. 1 constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           The Note Purchase Agreement, as amended by this Amendment No. 1, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of

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  equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           The execution, delivery and performance by the Company of this Amendment No. 1 will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

(d)           No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment No. 1.

(e)           As of the date hereof and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred which is continuing.

(f)           All the representations and warranties made by the Company in the Note Purchase Agreement (assuming the effectiveness of this Amendment No. 1) are true and correct in all material respects, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that any such representations and warranties expressly relate by their terms to a prior date, in which case, such representations and warranties shall be true and correct in all material respects as of such prior date.

SECTION 3.          CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT NO. 1.

3.1           This Amendment No. 1 shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)           Executed counterparts of this Amendment No. 1, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders.

(b)           The representations and warranties of the Company set forth in Section 2.1 hereof are true and correct in all material respects.

(c)           The Noteholders shall have received such other documents, instruments, and/or agreements as they shall have reasonably requested.

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(d)           The Company shall have paid the reasonable fees and expenses of Day Pitney LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment No. 1.
SECTION 4.          MISCELLANEOUS.

4.1           This Amendment No. 1 shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Amendment No. 1, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

4.2           Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 1 may refer to the Note Purchase Agreement without making specific reference to this Amendment No. 1 but nevertheless all such references shall include this Amendment No. 1 unless the context otherwise requires.

4.3           The descriptive headings of the various Sections or parts of this Amendment No. 1 are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4           This Amendment No. 1 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

4.5           This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.

SOUTHWEST GAS CORPORATION

By:	/S/ KENNETH J. KENNY
	Name:	Kenneth J. Kenny
	Title:	Vice President/Finance/Treasurer

-S-1- Signature Page to Amendment No. 1 to Note Purchase Agreement

ACCEPTED AND AGREED TO:

METROPOLITAN LIFE INSURANCE COMPANY
 as Noteholder

METLIFE INSURANCE COMPANY OF CONNECTICUT
 as Noteholder

By:        Metropolitan Life Insurance Company, for itself and as investment manager for the above entity

By:   /S/ WILLIAM GARDNER
Name: William Gardner
Title:   Director

-S-2- Signature Page to Amendment No. 1 to Note Purchase Agreement

ACCEPTED AND AGREED TO:

UNION FIDELITY LIFE INSURANCE COMPANY as Noteholder By: MetLife Investment Advisors Company LLC, its investment manager By: /S/ WILLIAM GARDNER Name: William Gardner Title: Director

-S-3- Signature Page to Amendment No. 1 to Note Purchase Agreement

ACCEPTED AND AGREED TO:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) as Noteholder By: /S/ GAVIN R. DANAHER Name: Gavin R. Danaher Title: Managing Director

-S-4- Signature Page to Amendment No. 1 to Note Purchase Agreement

ACCEPTED AND AGREED TO:

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY as Noteholder By: /S/ GAVIN R. DANAHER Name: Gavin R. Danaher Title: Managing Director

-S-5- Signature Page to Amendment No. 1 to Note Purchase Agreement